UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

175 East Houston Street, Suite 1300
San Antonio, Texas	78205
(Address of principal executive offices)	(Zip Code)

(317) 633-4100
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 30, 2010, The Steak n Shake Company (“SNS”), through its wholly-owned subsidiary, Grill Acquisition Corporation (“Merger Sub”), acquired 100% of the outstanding equity interests of Western Sizzlin Corporation (“Western”), pursuant to an Agreement and Plan of Merger among SNS, Merger Sub and Western, dated as of October 22, 2009 (the “Agreement”). Upon the consummation of the merger pursuant to the Agreement, Western merged with and into Merger Sub, with Western continuing as the surviving corporation and as a wholly-owned subsidiary of SNS.

 Under the terms of the Agreement, each share of Western’s common stock was cancelled upon the completion of the merger and converted into the right to receive a pro rata portion of a new issue of 14% redeemable subordinated debentures due 2015 issued by SNS (the “debentures”) in the aggregate principal amount of $22,959,000 (approximately $8.07 principal amount of debentures per Western share), with cash to be paid in lieu of fractional debenture interests.

As previously disclosed through SNS’s Form 8-K originally filed with the Securities and Exchange Commission (“SEC”) on October 23, 2009, SNS and Western are closely related by certain common directors, certain common executive officers, certain common shareholders, and by the beneficial ownership by affiliates of Western of more than five percent of the outstanding common stock of SNS.   Western had advised SNS that two directors of Western (Sardar Biglari and Philip L. Cooley) are members of a “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who along with Western beneficially own an aggregate of 98,167 shares of SNS’s common stock, or approximately 6.8% of SNS's currently outstanding common stock.  Additionally, Mr. Biglari is the Chairman of the Board of Directors and Chief Executive Officer of both SNS and Western. Mr. Cooley is Vice Chairman of SNS's and Western's Board of Directors. In recognition of these close relationships, the Agreement was negotiated between the special committees of the Boards of Directors of SNS and Western, each of which was composed entirely of directors that had no such relationships.

Item 8.01	Other Events

SNS and Western issued a joint press release on March 30, 2010 announcing the consummation of the merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

a)	Financial Statements of Business Acquired
The following financial statements that were included in a Registration Statement on Form S-4 (File No. 333-163192) filed by SNS with the SEC (as amended, modified or supplemented, the “Registration Statement”) are incorporated by reference in response to Item 9.01(a) of this Current Report on Form 8-K:

•	Audited Consolidated Financial Statements of Western as of December 31, 2008 and 2007, and for the fiscal years ended December 31, 2008, 2007 and 2006.
•	Unaudited Consolidated Financial Statements of Western as of September 30, 2009 and December 31, 2008, and for the three and nine months ended September 30, 2009 and 2008.

b)	Pro Forma Financial Information

The pro forma financial information required to be filed in connection with the merger described in Item 2.01 above are included in the Registration Statement and are incorporated by reference in response to Item 9.01(b) of this Current Report on Form 8-K.

d)	Exhibits

Exhibit No.	Descriptions
2.1*
Agreement and Plan of Merger by and among SNS, Merger Sub and Western, dated as of October 22, 2009. This exhibit omits the disclosure schedules of the parties thereto, the contents of which are referred to in the text thereof.   The Registrant agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

99.1	Press Release dated March 30, 2010

*Previously filed by Registrant as an exhibit of the same number to the Form 8-K filed with the SEC on October 23, 2009 and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STEAK N SHAKE COMPANY

By:	/s/ Duane E. Geiger
Duane E. Geiger
Interim Chief Financial Officer, Vice President, and Controller

Dated: March 30, 2010